UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

Columbia Funds Series Trust II

(Name of Registrant As Specified In Its Charter)

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ACTIVE PORTFOLIOS® MULTI-MANAGER VALUE FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 28, 2016

As a shareholder of the Active Portfolios® Multi-Manager Value Fund (the “Fund”), a series of Columbia Funds Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of an additional subadviser to manage a portion of the Fund’s assets. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement provides details regarding the approval of a new subadviser to manage a portion or “sleeve” of the Fund. At a meeting of the Trust’s Board of Trustees (the “Board”) on September 12-14, 2016, the Board approved a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Diamond Hill Capital Management, Inc. (“Diamond Hill”), pursuant to which Diamond Hill manages a sleeve of the Fund, effective as of October 3, 2016.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the addition of a subadviser is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least March 28, 2017. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF copy via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by December 28, 2017. If you do not request a paper or PDF copy via email by this date, you will not otherwise receive a paper or email copy of the Information Statement. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611 or visiting investor.columbiathreadneedle.com.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares of the Fund, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares of the Fund are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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ACTIVE PORTFOLIOS® MULTI-MANAGER VALUE FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about December 28, 2016. This Information Statement is being made available to shareholders of Active Portfolios® Multi-Manager Value Fund (the “Fund”), a series of Columbia Funds Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 13-15, 2016 (the “June Meeting”).

Under the Management Agreement, the Investment Manager provides investment advice and other services to the Fund and other funds distributed by Columbia Management Investment Distributors, Inc. (collectively, the Funds). In addition, under a subadvisory agreement (the “DFA Subadvisory Agreement”) between the Investment Manager and Dimensional Fund Advisors LP (“DFA”), DFA performs portfolio management and related services for the Fund. Prior to October 3, 2016, the Investment Manager and DFA each managed a portion of the Fund’s assets, or a sleeve of the Fund.

Under the Management Agreement, the Investment Manager monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

DIAMOND HILL CAPITAL MANAGEMENT, INC. AND THE NEW SUBADVISORY AGREEMENT

The Fund had been managed by the Investment Manager and DFA since 2013. At a meeting of the Board on September 12-14, 2016 (the “September Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Diamond Hill Capital Management, Inc. (“Diamond Hill”), pursuant to which Diamond Hill will manage a new sleeve of the Fund. The Subadvisory Agreement was effective as of October 3, 2016. There were no changes to the DFA Subadvisory Agreement.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Diamond Hill

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Active Portfolios® Multi-Manager Value Fund
Net Assets (millions)	Annual rate at each asset level
First $500	0.72%
Next $500	0.67%
Next $500	0.62%
Next $1.5	0.57%
Next $3	0.55%
Next $6	0.53%
Over $12	0.52%

The table above represents the fee rate paid by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Diamond Hill a fee out of its own assets, calculated at the following rates:

•	0.30% on the first $100 million of net assets of the Fund, gradually reducing to 0.25% as assets increase.

Management fees paid by the Fund to the Investment Manager for the period from June 1, 2016 to October 3, 2016*
Active Portfolios® Multi-Manager Value Fund (fiscal year ended 5/31/16)	$16,214,097

*	The fees paid to the Investment Manager during the period reflect that the Investment Manager and one subadviser managed 100% of the Fund’s portfolio. The Investment Manager uses these fees to pay the subadviser.

During the fiscal year ended May 31, 2016, had the Subadvisory Agreement been in effect and Diamond Hill had been managing a sleeve, the Investment Manager would have paid an estimated amount of $1,653,669 to Diamond Hill based on a monthly average of net assets over the last fiscal year. The portion of the Fund’s assets allocated to Diamond Hill may change over time as may the overall assets of the Fund. The Investment Manager paid DFA from these fees over the same period, which were $1,148,135 (based upon an approximate 50% allocation to DFA’s sleeve) and $921,884 (based upon a 35% allocation).

INFORMATION ABOUT DIAMOND HILL

Diamond Hill is a wholly owned subsidiary of Diamond Hill Investment Group, Inc. (the “parent”), a publicly traded company listed on NASDAQ and trading under the symbol DHIL. Diamond Hill registered as an investment adviser with the SEC on June 2, 1988, and the parent was incorporated on April 18, 1990. The parent was taken public in 1993 under the name Banc Stock Group. In 2000, the parent changed its name to Diamond Hill Investment Group, Inc. as part of a reorganization intended to create an investment management focused firm.

As of December 31, 2015, employees and directors of DHIL and its affiliates owned approximately 28% of the shares outstanding, while non-affiliated investors owned the remaining 72% of the shares. As a publicly traded company, the ownership percentage changes on a regular basis.

Diamond Hill has over 110 professionals and manages multiple proprietary and subadvised mutual funds. Diamond Hill has 10 years of subadvisory experience. As of September 30, 2016, Diamond Hill had approximately $18.1 billion in assets under management. Diamond Hill’s principal office is located at 325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215.

The following table provides information on the principal executive officers of Diamond Hill.

Name	Title/Responsibilities	Address
Gary R. Young	Chief Compliance Officer	325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215
Lisa M. Wesolek	Chief Operating Officer	325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215
Christopher M. Bingaman	Chief Executive Officer and President	325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215
Thomas E. Line	Chief Financial Officer and Treasurer	325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215

Other Funds with Similar Investment Objectives Managed by Diamond Hill

Fund Name	Assets as of September 30, 2016	Advisory Fee
Diamond Hill Large Cap Fund	$3.8 billion	0.50%

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the September Meeting, the Board, including all of the Independent Trustees, unanimously approved the proposed Subadvisory Agreement between the Investment Manager and Diamond Hill for the Active Portfolios® Multi-Manager Value Fund.

Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the June Meeting and, in that connection, independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Diamond Hill. The Board, including the Contracts and Investment Review Committees, held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of Diamond Hill’s proposed services, including the reports from the Compliance Committee, with respect to the code of ethics and compliance program of Diamond Hill. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with Diamond Hill.

Nature, Extent and Quality of Services to be provided by Diamond Hill

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Diamond Hill as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that Diamond Hill’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and organization of Diamond Hill and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that Diamond Hill’s investment process was reviewed by the Investment Review Committee. The Board also recalled the information provided by the Investment Manager and Diamond Hill regarding Diamond Hill’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by Diamond Hill was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board recalled information about Diamond Hill’s experience managing registered mutual funds. In that regard, the Board recalled the reports of the Investment Manager regarding its search to identify an additional subadviser to complement the styles of DFA and the Investment Manager. The Board reviewed the investment strategy and style of Diamond Hill and observed how they align with the goals of the Fund’s shareholders.

Investment Performance of Diamond Hill

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered Diamond Hill’s investment performance, noting that Diamond Hill delivered relatively strong performance results versus the relevant benchmark over the 3-, 5- and 10-year periods for a strategy proposed to be utilized to subadvise the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Diamond Hill was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Diamond Hill would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Diamond Hill to other clients. The Board observed that Diamond Hill also serves as an adviser to another mutual fund using a similar strategy proposed to be utilized by the Fund, and that the proposed subadvisory fees are lower than the management fees charged by Diamond Hill for the other mutual fund it advises. The Board also observed that the proposed subadvisory fees are generally in line with the range of subadvisory fees paid by the Investment Manager to subadvisers of other large cap funds managed by the Investment Manager. The Board also considered the expected modest decrease in total profitability of the Investment Manager and its affiliates in connection with the hiring of Diamond Hill and concluded that the profitability levels remained within the reasonable ranges of profitability levels reported at the Fund’s June Meeting.

Economies of Scale

The Board also considered economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are paid by the Investment Manager rather than by the Fund. The Board observed that the Management Agreement would be unaffected by the subadviser change and continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed Subadvisory Agreement with Diamond Hill provides for lower fees as assets increase at pre-established breakpoints.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid under the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On September 14, 2016, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by multiple subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to October 3, 2016, the Fund’s assets were managed as follows:

Investment Manager	DFA
49% (value sleeve) and 0% (liquidity sleeve)	51%

As of October 20, 2016, the Fund’s assets were managed as follows:

Investment Manager	DFA	Diamond Hill
30% (value sleeve) and 0% (liquidity sleeve)	35%	35%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, calling 800.345.6611 or visiting columbiathreadneedle.com/us.

RECORD OF BENEFICIAL OWNERSHIP

As of October 31, 2016, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 held 100% of the outstanding shares of the Fund.

As of October 31, 2016, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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